EXHIBIT 99.1

The premier capital provider to the hospitality industryTM	NEWS RELEASE

Contact:	David Kimichik	Tripp Sullivan
	Chief Financial Officer	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376
ASHFORD HOSPITALITY TRUST ANNOUNCES TAX REPORTING
INFORMATION FOR 2007 COMMON AND PREFERRED SHARE
DISTRIBUTIONS
DALLAS — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced the tax reporting (Federal Form 1099-DIV) information for the 2007 distributions on its common shares and its Series A and D preferred shares.
The income tax treatment for the 2007 distributions for Ashford Hospitality Trust, Inc. Common Stock CUSIP #044103109 traded on the NYSE under ticker symbol “AHT” is as follows:

		Ordinary	Non-taxable	Distribution Type
	Distributions	Taxable	Return	Total Capital Gain	Unrecaptured
	Per Share	Dividend	of Capital	Distribution	Sec.1250 Gain (a)
Total Per Share	$0.83000	$0.80330	$0.01324	$0.01346	$0.00443
Percent	100.00%	96.78%	1.59%	1.62%	.53%
100% of the common share distribution declared in December 2007 and paid out in January 2008 will be subject to taxation in 2008.
The income tax treatment for the 2007 distributions for Ashford Hospitality Trust, Inc. Series A Preferred Stock CUSIP #044103208 on the NYSE traded under ticker symbol “AHT-A” is as follows:

			Distribution Type
	Distributions Per	Ordinary Taxable	Total Capital Gain	Unrecaptured
	Share	Dividend	Distribution	Sec.1250 Gain (a)
Total Per Share	$2.13760	$2.10232	$0.03528	$0.01154
Percent	100.00%	98.35%	1.65%	.54%
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AHT Announces Tax Reporting Information for 2007 Distributions

February 8, 2008
The income tax treatment for the 2007 distributions for Ashford Hospitality Trust, Inc. Series D Preferred Stock CUSIP #044103406 on the NYSE traded under ticker symbol “AHT-D” is as follows:

			Distribution Type
	Distributions	Ordinary Taxable	Total Capital Gain	Unrecaptured
Payable Dates	Per Share	Dividend	Distribution	Sec.1250 Gain (a)
Total Per Share	$0.95650	$0.94072	$0.01578	$0.00517
Percent	100.00%	98.35%	1.65%	.54%

(a)	Unrecaptured Section 1250 Gain is a subset of, and included in, the Total Capital Gain distribution.
None of the dividends classified above as ordinary income represent “qualified dividend income” and therefore are not eligible for reduced rates.
The Company encourages shareholders to consult with their own tax advisors with respect to the federal, state and local income tax effects of these dividends.
Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leasebacks transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.
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